UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
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NetSol Technologies, Inc.
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NetSol Technologies, Inc.
23901 Calabasas Road, Suite 2072
Calabasas, CA 91302
Phone: (818) 222-9195
Fax: (818) 222-9197

March 1, 2006

To Our Stockholders:

On behalf of NetSol’s dedicated employees, strategic partners and valued customers, it is my pleasure to share with you the accomplishments of the past year - a year which will go down in NetSol’s history as a watershed year. It is our belief that our tremendous success in 2005 is just the beginning and we are extremely excited about NetSol’s outlook.

Our business plan that was approved by the board of directors in 2004 included significant capital investments. Accordingly, throughout 2004, the company focused on capital - intellectual, technological and financial capital. We invested in a sound infrastructure to support future growth. We invested in building a seasoned team of professionals who could design, develop and aggressively market a world class suite of software and services. As a result, we more than doubled our revenues for fiscal 2005 and posted, for the first time, net profit in Q1 2005 and have since then maintained a streak of profits for the last six quarters consecutively. The demand for our offshore services started to surge, brand awareness of NetSol improved on a global scale, sales of our flagship product, LeaseSoft, and related information technology ("IT").

The dramatic top line growth was driven by new licensing agreements with DaimlerChrysler and Toyota. We signed our first major contract with Toyota Leasing Thailand for over $2.3 million - the largest contract in NetSol history. In addition to strengthened relationships with some blue chip clients, we have been experiencing an overall surge in demands for higher valued contracts particularly in Asia Pacific markets. This is a testament of the global acceptance and maturation of LeaseSoft into a sophisticated, top tier, asset based leasing software suite.

The significant influx of LeaseSoft license agreements and exponential growth in our services business resulted in a 116 percent increase in revenue for fiscal 2005. Contributing to this dramatic growth was our wholly owned subsidiary, NetSol Technologies(Pvt) Ltd. with its record revenue of $6.6 million.

NetSol has become a premium Information Technology (“IT”) company in Pakistan as is evidenced by the awards of Biggest IT Exporter by NCR and IT Pioneer by the Pakistani IT Ministry in 2004-2005. Our domestic business in most of 2005 thrived both in the public and private sectors of Pakistan. Our name recognition and good works has resulted in the respect and appreciation of the highest level of leadership and IT ministry. In March of 2005, we held an inauguration ceremony for our new state-of-the-art facility for IT services and software development, NetSol IT Village, in Lahore, Pakistan. During the ceremony, Pakistan’s Prime Minister Aziz praised NetSol, its employees and its founders for its contribution to the growth of the country's IT industry.

Along with our significant organic growth, we made significant strides in growth through acquisitions, joint ventures and strategic alliances. In February 2005, we completed our acquisition of CQ Systems Ltd., located in Horsham, UK. The acquisition of CQ Systems has been our most significant and successful acquisition thus far. The acquisition has elevated NetSolCQ, the renamed and combined UK company, to a new platform in the European markets. We acquired a matured IT company in our domain, with a healthy revenue stream, a profitable business, high quality employees and customers across Europe. NetSolCQ signed off a strategic alliance with Fiserv, a financial institution, to give NetSol a needed recognition in the finance and banking industry. NetSolCQ Systems is now effectively migrating some of its projects to the Company's development facility in Lahore to improve both productivity and operating margins. NetSolCQ, has been transformed into an international organization offering an improved, innovative range of high quality leasing and finance software solutions for its clients.

In early 2005, NetSol forged a watershed joint venture (“JV”) alliance with a UK based insurance processors The Innovation Group (TiG). TiG would create a brand new revenue and profit stream for NetSol. Starting with five programmers in January 2005, the newly launched JV entity, known as ‘Extended Innovation’, which is hosted at NetSol’s Lahore facility, now has over 60 programmers fully dedicated to TiG customers worldwide. The revenue from this JV by far exceeded our own internal estimates and exceeded over $2.0 million in the very first year. We are very excited by this JV and we expect this to become our biggest revenue contributor in 2007 with steady net margins exceeding 50%.

To further our position as a center of IT excellence, we were named an Oracle Approved Education Centre. This strategic partnership with Oracle leverages partner facility and instructor resources to deliver Oracle Education's core curriculum to the marketplace. NetSol has now created a new division in alliance with Oracle to bid collectively in major public sector projects in Pakistan.

Another significant milestone in 2005 was our Pakistan-based subsidiary, NetSol Technologies, Ltd., being the first IT company to go public in Pakistan with shares trading on the Karachi Stock Exchange Ready Board (KSE) on August 26, 2005, under the symbol 'NETSOL.' The listing of our subsidiary provided NetSol with higher visibility and credibility in an emerging capital market and one of the fastest growing economies in the South East Asia. Our stock has performed extremely well at KSE with a high of Rs. 56 in January 2006 in comparison with the IPO price of Rs. 25.

During 2004, we announced to shareholders and the financial community a major goal of establishing a strong footprint in the U.S., Europe and Asia. Today, we are already capturing market share in all three regions. Our latest contract with DaimlerChrysler Auto Finance China is one of the largest LeaseSoft contracts to date, having been the first time we implemented the entire product suite simultaneously. Additionally, the new Beijing, China, office is fully operational and serving as a service delivery base for legacy systems migration, information technology consultancy, and software engineering, from our resources in India. With two new client projects already underway, the Asia Pacific region promises to be one of the largest opportunities for our leasing and asset management solutions. We plan on continued aggressive expansion in all of these regions as we move forward in 2006.

Our tremendous success to date is a direct reflection of our ability to continue hiring the best and brightest in the industry. To advance the company’s mission and remain competitive on a global scale, it is imperative that our employees and board of directors have direct experience in building and managing global finance, leasing and services. Throughout 2005, we continued to add exceptional talent to our organization. Ms. Tina Gilger joined NetSol’s executive team as our new Chief Financial Officer of the parent company. Graham Tarrant was appointed to the newly created position of Chief Product Architect, and focuses on driving the development of the next generation of the LeaseSoft product family. We were also pleased to announce the appointment of Derek Soper to our board of directors. We also moved Paul Grace from CQ Systems to head our new office in China. In addition to these industry veterans, we hired more than 100 engineering, marketing, sales, and technical services professionals during the year.

Let us briefly mention a serious natural disaster, the earthquake in October 2005 devastating Northern Pakistan which affected millions of people in a most rugged terrain. Pakistan had never witnessed anything like this disaster that contributed to loss of 100,000 lives with millions more displaced and homeless. Fortunately, no one at any location of NetSol was hurt. Our main technology campus was unaffected. But, there was a temporary disruption of normal business activities causing some delays in our local business in Pakistan and that was fully expected. Our caring employees in USA, UK and in Pakistan made generous donations to earthquake President Relief Funds to help the victims of this earthquake.

We strongly encourage you to vote your proxies or attend the annual meeting of stockholders on April 21, 2006 in New York City, New York. With the second quarter of fiscal 2006 behind us, we are now seeing all business units across the globe contributing to what was our sixth consecutive quarter of profitability, remain confident in our guidance in excess of $19 million in revenue and, expect to continue the profitability trend throughout fiscal 2006.

We congratulate and thank each of our shareholders. Your loyalty, patience and support have directly impacted our growth and success. You are now owners in a profitable, global software and IT services provider with record revenue growth, marquee customers and strategic partners who are leaders in their markets. January 2006 marked NetSol’s 10 year anniversary, and we believe our combination of intellectual, financial, and technological capital will continue to drive our success moving forward.

We thank you again for your continued support and confidence in us.

Sincerely,

Najeeb U. Ghauri Chairman of the Board	Naeem U. Ghauri CEO

Dear Shareholders:

You are cordially invited to attend the annual meeting of shareholders of NetSol Technologies, Inc. to be held on April 21, 2006 at 11:30 a.m. local time at the 21 Club located at 21 West 52nd Street, New York, New York 10019. Their phone number is 1-800- 721-CLUB or (212) 582-7200.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

This is your opportunity as a shareholder to exercise your vote in the best interests of your Company. Seven directors are being nominated for elections and three new proposals are being submitted for voting. Your board recommends that you vote in favor of each of the nominees and vote ‘For’ each of the proposals.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy card in the postage paid envelope as soon as possible.

Your participation in the annual meeting, via proxy or in person, is important and allows you a voice in determining the future of your Company. We will also report on the activities of the Company, and you will have an opportunity to submit questions or comments on matters of interest to shareholders generally.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

Naeem Ghauri
Chief Executive Officer

NetSol Technologies, Inc.
23901 Calabasas Road, Suite 2072
Calabasas, CA 91302

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held April 21, 2006. To The Stockholders of NetSol Technologies, Inc.:

The Annual Meeting of Stockholders of NetSol Technologies, Inc. (the "Company") will be held on April 21, 2006 at 11:30 a.m. local time at the 21 Club located at 21 West 52nd Street, New York, New York 10019. Their phone number is 1-800-721-CLUB or (212) 582-7200.

1.     To elect directors, each to hold office for a term of one year ending in 2007 or when their successors are elected.

2.     To ratify the appointment of Kabani & Company, Inc. as the Company’s independent auditors for fiscal year 2006.

3.     To ratify the adoption of the 2005 Employee Stock Option Plan.

4.     To consider such other matters as may properly come before the Annual Meeting.

Only stockholders of record as shown on the books of the Company at the close of business on February 24, 2006, the record date and time fixed by the Board of Directors, will be entitled to vote at the meeting and any adjournment thereof.

By order of the Board of Directors
NetSol Technologies, Inc.

Salim Ghauri
PRESIDENT

March 1, 2006
Calabasas, California

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

NetSol Technologies, Inc.
23901 Calabasas Road Suite 2072
Calabasas, CA 91302

PROXY STATEMENT GENERAL INFORMATION

SOLICITATION OF PROXIES

This Proxy Statement is furnished to holders of the common stock, par value $.001 per share, of NetSol Technologies, Inc., a Nevada corporation (the "Company"), in connection with the solicitation by the Company's Board of Directors of proxies for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on April 21, 2006 at 11:30 a.m. local time at the 21 Club located at 21 West 52nd Street, New York, New York 10019 and any and all adjournments thereof. The purpose of the Annual Meeting and the matters to be acted on there are set forth in the accompanying Notice of Annual Meeting of Stockholders.

The Annual Meeting has been called for the purpose of the following:

1.     To elect directors, each to hold office for a term of one year ending in 2007 or when their successors are elected.

2.     To ratify the appointment of Kabani & Company, Inc. as the Company’s independent auditors for fiscal 2006.

3.     To ratify the 2005 Employee Stock Option Plan.

4.     To consider such other matters as may properly come before the Annual Meeting.

Preparing and mailing the Notice of Annual Meeting, Proxy Statement and proxy to stockholders of record as of the close of business on February 24, 2006, will make solicitations of proxies. These materials are expected to be first mailed to stockholders on or about March 21, 2006. The cost of making the solicitation includes the cost of preparing and mailing the Notice of Annual Meeting, Proxy Statement and proxy and the payment of charges made by brokerage houses and other custodians, nominees and fiduciaries for forwarding documents to stockholders. In certain instances, officers of the Company may make special solicitations of proxies either in person or by telephone. Expenses incurred in connection with special solicitations are expected to be nominal. The Company will bear all expenses incurred in connection with the solicitation of proxies for the Annual Meeting.

VOTING AND REVOCATION OF PROXIES

A stockholder giving a proxy on the enclosed form may revoke it at any time prior to the actual voting at the Annual Meeting by filing written notice of the termination of the appointment with an officer of the Company, by attending the Annual Meeting and voting in person or by filing a new written appointment of a proxy with an officer of the Company. The revocation of a proxy will not affect any vote taken prior to the revocation. Unless a proxy is revoked or there is a direction to abstain on one or more proposals, it will be voted on each proposal and, if a choice is made with respect to any matter to be acted upon, in accordance with such choice. If no choice is specified, the proxies intend to vote the shares represented thereby to approve Proposals No. 1 through 3 as set forth in the accompanying Notice of Annual Meeting of Stockholders, and in accordance with their best judgment on any other matters that may properly come before the Annual Meeting.

VOTING AT THE MEETING

Only stockholders of record at the close of business on February 24, 2006 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Each share of Common Stock is entitled to one vote on the matters to be presented at the Annual Meeting.

A majority of the votes entitled to be cast on matters to be considered at the Annual Meeting, present in person or by proxy, will constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for all other matters. Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum. "Broker nonvotes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Nevada law, the effect of broker nonvotes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority.

RETURNED PROXY CARDS WHICH DO NOT PROVIDE VOTING INSTRUCTIONS

Proxies that are signed and returned will be voted in the manner instructed by a stockholder. If you sign and return your proxy card with no instructions, the proxy will be voted "For" with respect to the item set forth in the Proposal.

CHANGING YOUR VOTE

You may revoke your proxy at any time before the proxy is voted at the Annual Meeting. In order to do this, you must:

- send us written notice, stating your desire to revoke your proxy, or

- send us a signed proxy that bears a later date than the one you intend to revoke, or

- attend the Annual Meeting and vote in person. In this case, you must notify the Inspector of Elections or Secretary of the Company that you intend to vote in person.

A list of those stockholders entitled to vote at the Annual Meeting will be available for a period of ten days prior to the Annual Meeting for examination by any stockholder at the Company's principal executive offices, 23901 Calabasas Road, Suite 2072, Calabasas, CA 91302, and at the Annual Meeting.

(Proposal No. One)

ELECTION OF DIRECTORS

GENERAL INFORMATION

The Bylaws of the Company provide that the Company is authorized to have up to nine directors, and that stockholders will elect the directors of the Company at each annual meeting. Directors are elected to serve a one-year term. Directors being elected at the Annual Meeting will serve until the Company's next annual meeting of stockholders, or until their successors have been duly elected and qualified. The Board of Directors does not contemplate that any of the persons it will nominate will be unable or unwilling to serve as a director. However, if that should occur, the Board of Directors reserves the right to name a substitute nominee at the Annual Meeting and persons named as nominees may exercise their discretion to vote for such nominee.

The board is currently comprised of seven members. All seven members are standing for re-election.

The seven nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker nonvotes and instructions on the accompanying proxy to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action. Mr. Soper replaced Mr. Irfan Mustafa in mid-term. Mr. Mustafa had to resign for personal reasons and not due to any disagreements with the Company or otherwise. Mr. Mustafa has chosen not to seek re-election for this term.

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED BELOW.

INFORMATION REGARDING NOMINEES

All nominees have consented to serve if elected, but if any becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. The stockholders have previously elected all director candidates. The name, age, business experience and offices held by each director nominee are as follows:

Name and Age	Director Since	Current Position with the Company
Najeeb U. Ghauri (51)	1997	Chairman, Director
Naeem Ghauri (48)	1999	Chief Executive Officer, Director
Salim Ghauri (50)	1999	President, Director
Jim Moody (68)	2001	Director
Eugen Beckert (58)	2001	Director
Shahid Burki (65)	2003	Director
Derek Soper (67)	2005	Director

NAJEEB U. GHAURI has been a Director of the Company since the inception of the Company in 1997. Mr. Ghauri served as the Company’s CEO from 1999-2001 and as the Company’s CFO from 2001-2005. Currently, he is the Chairman of the Board. During his tenure as CEO, Mr. Ghauri was responsible for managing the day-to-day operations of the Company, as well as the Company's overall growth and expansion plan. As the CFO of the Company, Mr. Ghauri sought financing for the Company as well as managed the day-to-day financial position of the Company. In 2003, Mr. Ghauri brought Maxim Group to conduct a private offering and raise of capital for the Company. This relationship has continued and the Company has benefited from the capital raised by Maxim Group. In August 2003, Mr. Ghauri was instrumental in maintaining the Company’s NASDAQ listing by facilitating the reverse split of NetSol’s stock. Mr. Ghauri was also instrumental in the Company’s Pakistani subsidiary, NetSol Technologies, Ltd., being the first IT company to go public with shares trading on the KSE. Prior to joining the Company, Mr. Ghauri was part of the marketing team of Atlantic Richfield Company ("ARCO"), a Fortune 500 company, from 1987-1997. Mr. Ghauri received his Bachelor of Science degree in Management/Economics from Eastern Illinois University in 1979, and his M.B.A. in Marketing Management from Claremont Graduate School in California in 1983. Mr. Ghauri serves on the boards of the US Pakistan Business Council and Pakistan Human Development Fund, a non-profit organization which he is a Vice Chairman of.

NAEEM GHAURI is the Company’s current CEO. Mr. Ghauri has been a Director of the Company since 1999. Mr. Ghauri took over the position of CEO in August 2001. Mr. Ghauri has been instrumental in the Company’s relationship with CQ Systems Ltd. which eventually led to the acquisition of CQ Systems in 2005. During his tenure as CEO, Mr. Ghauri was the force behind the profitable joint venture between UK based insurance processors TIG Plc Group. The relationship with United Kingdom-based Habib Allied International Bank PLC, was as a result of Mr. Ghauri’s efforts. Prior to his position as CEO of NetSol, Mr. Ghauri served as the Managing Director of NetSol (UK) Ltd., a wholly owned subsidiary of the Company located in Milton Keys, England from 1999-2001. Prior to joining the Company, Mr. Ghauri was Project Director for Mercedes-Benz Finance Ltd., a subsidiary of DaimlerChrysler, Germany from 1994-1999. Mr. Ghauri supervised over 200 project managers, developers, analysts and users in nine European Countries. Mr. Ghauri earned his degree in Computer Science from Brighton University, England.

SALIM GHAURI has been with the Company since 1999 as the President and Director of the Company. Mr. Ghauri is also the CEO of NetSol Technologies Ltd., (F/K/A/ Network Solutions (Pvt.) Ltd.), a subsidiary of the Company located in Lahore, Pakistan. Mr. Ghauri is the original founder of NetSol Technologies, Ltd. in Pakistan founded in 1996. Built under Mr. Ghauri's leadership, NetSol Technologies Ltd. gradually built a strong team of I/T professionals and infrastructure in Pakistan and became the first software house in Pakistan certified as ISO 9001 and CMM Level 4 assessed. In 2005, under Mr. Ghauri’s leadership, NetSol signed its first major contract with Toyota Leasing Thailand for over $2.3 million. Under Mr. Ghauri’s leadership, NetSol was awarded the biggest IT exporter NCR award and IT pioneer in Pakistan in 2004-2005. The major aspect of this appreciation was the industry wide recognition by noted professionals and independent observers under Salim Ghauri’s visionary leadership, were conceived and distributed by NCR Pakistan and adjudicated by Ford Rhodes Sidat Hyder, Pakistan’s leading consultancy organization. Before NetSol Technologies Ltd., Mr. Ghauri was employed with BHP in Sydney, Australia from 1987-1995, where he commenced his employment as a consultant. Mr. Ghauri received his Bachelor of Science degree in Computer Science from University of Punjab in Lahore, Pakistan.

JIM MOODY, was appointed to the Board of Directors in 2001 and was then elected at the annual meeting of shareholders in 2002-2004. Congressman Moody served the United States Congress from 1983-1993 where he was a member of the Way & Means, Transportation and Public Works committees. Congressman Moody also served on the subcommittees of Health, Social Security, Infrastructure and Water Resources. After his tenure with the U.S. Congress, he was appointed as the Vice President and Chief Financial Officer of International Fund for Agriculture Development in Rome, Italy from 1995-1998 where he was responsible for formulating and administering $50 million operating budget in support of $500 million loan program as well as managing a $2.2 billion reserve fund investment portfolio. From 1998-2000, Congressman Moody served as the President and CEO of InterAction, a coalition of 165 U.S. based non-profit organizations in disaster relief, refugee assistance and economic development located in Washington, D.C. From April 2000 to present, Congressman Moody serves as a Financial Advisor to Morgan Stanley in Alexandria, Virginia where he is responsible for bringing institutional, business and high net-worth individual’s assets under management. Congressman Moody also represents Morgan Stanley on the ATC Executive Board. Congressman Moody received his B.A. from Haverford College; his M.P.A. from Harvard University and his Ph.D. in Economics from U.C. Berkeley. Mr. Moody is the Chairman of the Audit Committee and a member of the Nominating and Corporate Governance committee.

EUGEN BECKERT, was appointed to the Board of Directors in August 2001 to fill a vacancy and was then elected at the annual meeting of shareholders since 2002. A native of Germany, Mr. Beckert has been with Mercedes-Benz AG/Daimler Benz AG since 1973, working in technology and systems development. In 1992 he was appointed director of Global IT (CIO) for Debis Financial Services, the services division of Daimler Benz. In 1996 he was appointed director of Processes and Systems (CIO) for Financial Services of DaimlerChrysler in Asia-Pacific. From 2001 to 2004, he served as Vice President in the Japanese Company of DCS. Mr. Beckert is currently a Director for DaimlerChrysler and his office is now based in Stuttgart, Germany. Mr. Beckert is chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee.

SHAHID JAVED BURKI was appointed to the Board of Directors in February 2003. He had a distinguished career with World Bank at various high level positions from1974 to 1999. He was a Director of Chief Policy Planning with World Bank from 1974-1981. He was also a Director of International Relations from 1981-1987. Mr. Burki served as Director of China Development from 1987-1994 and Vice President of Latin America with World Bank from 1994-1999. In between, he briefly served as the Finance Minister of Pakistan from 1996-1997. Mr. Burki also served as the CEO of the Washington based investment firm EMP Financial Advisors from 1992-2002. Presently, he is the Chairman of Pak Investment & Finance Corporation. He was awarded a Rhodes scholarship in 1962 and M.A in Economics from Oxford University in 1963. He also earned a Master of Public Administration degree from Harvard University, Cambridge, MA in 1968. Most recently, he attended Harvard University and completed an Executive Development Program in 1998. During his lifetime, Mr. Burki has authored many books and articles including: China's Commerce (Published by Harvard in 1969) and Accelerated Growth in Latin America (Published by World Bank in 1998). Mr. Burki is the chairman of the Compensation Committee and a member of the Audit Committee.

DEREK SOPER was appointed to the Board of Directors in April 2005 to fill a vacancy. Mr. Soper has both established and managed many finance and leasing companies around the world including Barclays Export and Finance Company in 1971 followed, over the next ten years, by the acquisition and management of various entities as part of Barclays' establishment of subsidiaries through Europe, North America and South Africa. From 1981 to 1991, he was the director responsible for leasing, tax based products and structured finance with Kleinwort Benson. In 1991, he founded AT&T Capital's Europe, acting as its Chairman until 1995. During that time, thirteen subsidiary companies were established across Europe. Following the establishment of the European business of AT&T Capital, he moved to Hong Kong, as Chairman of the Asia Pacific Region, to establish the company presence in that region of the world. Following retirement from AT&T Capital in 1998, and after returning to the UK, he joined the Alta Group to establish their presence in Europe. Mr. Soper sits on the Business Code of Conduct Committee of the Finance and Leasing Association and is a past chairman of the association. He is a fellow of the Institute of Directors and member of the Equipment Leasing Association of the USA and Leaseurope in Brussels. He is the author of the leasing textbook "The Leasing Handbook" published by McGraw Hill. Mr. Soper attended Scarborough College in England. He is a member of the Compensation Committee.

Messrs. Najeeb Ghauri, Salim Ghauri and Naeem Ghauri are brothers.

BOARD MEETINGS AND BOARD COMMITTEES

During the fiscal year ended June 30, 2005 the Board of Directors of the Company met or acted by written consent three times with 100% attendance by all directors. The Company requests that all board members attend annual meetings of the board and all board members were present at the last annual meeting of the board.

The Board of Directors of the Company has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The charters for the Audit, Compensation and Nominating and Corporate Governance Committees are posted on the Company’s web site at www.netsoltek.com (select “Investors” then the desired committee charter). All committee members are appointed by the Board of Directors. The Audit Committee met four times, the Compensation Committee met once and the Nominating and Corporate Governance Committee met twice during fiscal year 2005.

Audit Committee. The Audit Committee is comprised of Messrs. Moody, Beckert and Burki, all of whom are independent within the meaning of NASDAQ listing standards and Rule 10A-3(b) under the Securities Exchange Act of 1934 (“34 Act”).  Mr. Moody is the Chairperson of the Audit Committee.  The Audit Committee met four times during fiscal 2005. The Audit Committee was established by the Board for the purpose of overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements and reviewing the financial reports and other financial information provided by the Company to any governmental body or the public and the Company’s systems of internal controls regarding finance, accounting, legal compliance, and ethics. Its primary duties and responsibilities are to: (i) serve as an independent and objective party to monitor the Company’s financial reporting process, audits of the Company’s financial statements, and the Company’s internal control system and (ii) appoint from time to time, evaluate, and, when appropriate, replace the registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, determine the compensation of such “outside auditors” and the other terms of their engagement, and oversee the work of the outside auditors. The Company’s outside auditors report directly to the Audit Committee. The Audit Committee is also charged with establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and Kabani & Company, the Company’s independent auditors. Management is responsible for the preparation, presentation and integrity of NetSol’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Kabani & Company is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee has discussed with Kabani & Company the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” In addition, Kabani & Company has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Kabani & Company their firm’s independence.

Based on the discussions above, the Audit Committee did recommend that the financial statements be included in the Company’s Annual Report on Form 10-KSB for filing with the Commission.

Compensation Committee. The Compensation Committee is comprised of Messrs. Burki, Beckert and Soper, all of whom are independent within the meaning of the NASDAQ listing standards and Rule 10A-3(b) under the 34 Act. The Compensation Committee met once during the 2005 fiscal year. The primary function of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities relating to officer and director compensation. Its primary duties and responsibilities are to: (i) oversee the development and implementation of the compensation policies, strategies, plans, and programs for the Company’s executive officers and outside directors; (ii) review and determine the compensation of the executive officers of the Company; and (iii) oversee the selection and performance of the Company’s executive officers and succession planning for key members of the Company’s management. The Compensation Committee’s report is included below under “Board Compensation Committee Report on Executive Compensation.”

Nominating & Corporate Governance Committee. The Nominating & Corporate Governance Committee is comprised of Messrs. Beckert, Moody and Burki, all of whom are independent within the meaning of the NASDAQ listing standards and Rule 10A-3(b) under the 34 Act. Mr. Beckert is the Chairperson for the Committee. This Committee met twice during the 2005 fiscal year. The primary function of the Nominating Committee is to assist the Board in fulfilling its responsibilities with respect to Board and committee membership and shareholder proposals. Its primary duties and responsibilities are to: (i) establish criteria for Board and committee membership and recommend to the Board proposed nominees for election to the Board; and (ii) make recommendations regarding proposals and nominees for director submitted by shareholders of the Company.

The Nominating & Corporate Governance Committee will consider director nominees recommended by shareholders. A shareholder who wishes to recommend a person or persons for consideration as a Company nominee for election to the Board of Directors must send a written notice by mail to: Secretary, NetSol Technologies, Inc., 23901 Calabasas Road, Suite 2072, Calabasas, CA, by fax to: 818-222-9197, that sets forth (i) the name of each person whom the shareholder recommends be considered as a nominee; (ii) a business address and telephone number for each nominee (an e-mail address may also be included) and (iii) biographical information regarding such person, including the person’s employment and other relevant experience. Shareholder considerations will only be considered if delivered or mailed and received at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of Stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within sixty (60) days before or after such anniversary date, notice by the Stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, which ever first occurs.

The Company’s nominating committee recommends that a nominee for a position on the Company’s Board of Directors meet the following minimum qualifications:

•	He or she must be over 21 years of age;

•	He or she must be able to read and understand basic financial statements;

•	he or she must have experience in a position with a high degree of responsibility in a business or other organization;

•	He or she must possess integrity and have high moral character;

•	He or she must be willing to apply sound, independent business judgment; and

•	He or she must have sufficient time to devote to the Company.

The Company’s nominating committee evaluates a potential nominee by considering whether the potential nominee meets the minimum qualifications described above, as well as by considering the following factors:

•	whether the potential nominee has leadership, strategic, or policy setting experience in a complex organization, including any scientific, governmental, educational, or other non-profit organization;

•
whether the potential nominee has experience and expertise that is relevant to the Company’s business, including any specialized business experience, technical expertise, or other specialized skills, and whether the potential nominee has knowledge regarding issues affecting the Company;

•	Whether the potential nominee is highly accomplished in his or her respective field;

•
in light of the relationship of the Company’s business to the field of technology, whether the potential nominee has received any awards or honors in the fields of technology or engineering and whether he or she is recognized as a leader in that field;

•
whether the addition of the potential nominee to the Board of Directors would assist the Board of Directors in achieving a mix of Board members that represents a diversity of background and experience, including diversity with respect to age, gender, national origin, race, and competencies;

•	whether the potential nominee has high ethical character and a reputation for honesty, integrity, and sound business judgment;

•
whether the potential nominee is independent, as defined by NASDAQ listing standards, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with the best interests of the Company and its shareholders, and whether he or she is willing and able to represent the interests of all shareholders of the Company; and

•	Any factor which would prohibit the potential nominee to devote sufficient time to its business.

In addition, with respect to an incumbent director whom the nominating committee is considering as a potential nominee for re-election, the Company’s nominating committee reviews and considers the incumbent director’s service to the Company during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company. The manner in which the nominating committee evaluates a potential nominee will not differ based on whether the potential nominee is recommended by a shareholder or the Company.

The Company did not pay any fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director at the 2006 Annual Meeting of Shareholders. The Company did not receive, by November 22, 2005 (the 120th calendar day before the first anniversary of the date of the Company’s 2005 proxy statement), any recommended nominee from a shareholder who beneficially owns more than 5% of the Company’s stock or from a group of shareholders who beneficially own, in the aggregate, more than 5% of the Company’s stock.

Communications Between Shareholders and Board of Directors

The Board provides a process for shareholders to send communications to the Board or any of the Directors. Shareholders may send written communications to the Board or any one or more of the individual Directors by mail to: Secretary, 23901 Calabasas Road, Suite 2072, Calabasas, CA 91302, or via fax to: 818-222-9197. Such communications will be reviewed by our Secretary, who shall remove communications relating to solicitations, junk mail, customer service concerns and the like. All other shareholder communications shall be promptly forwarded to the applicable member(s) of our board of directors or to the entire board of directors, as requested in the shareholder communication.

Code of Ethics

The Company has adopted a Code of Ethics that applies to all of the Company’s employees, including but not limited to the Company’s chief executive officer and principal financial and accounting officers and controller. The Company’s Code of Ethics is posted on the Company’s web site at www.netsoltek.com (Select “Investors,” and then “Code of Ethics”).

EXECUTIVES

The following table sets forth all of the current executive officers of the Company and their respective ages, company positions and offices, and periods during which they have served in such positions and offices. There are no persons who have been selected by the Company to serve as its executive officers who are not set forth in the following table.
Name	Age	Company Offices Currently Held	Company Officer Since

Naeem Ghauri	48	Chief Executive Officer	1999
Salim Ghauri	50	President	1999
Tina Gilger	43	Chief Financial Officer	2005
Patti McGlasson	40	Secretary and General Counsel	2004

The Company’s executive officers are appointed by the Board of Directors and serve at the pleasure of the Board.

SUMMARY COMPENSATION TABLE AND OPTIONS

The Summary Compensation Table shows certain compensation information for services rendered in all capacities during each of the last three fiscal years by the executive officers of the Company who received compensation of or in excess of $100,000 during the fiscal year ended June 30, 2005. The following information for the officers includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

SUMMARY COMPENSATION TABLE

Annual Compensation(1)
Name and Principal Position	Fiscal Year Ended	Salary	Bonus	Long Term Compensation Awards (2) Restricted Stock Awards(3)	Securities Underlying Options/ SARs (4)

Najeeb U. Ghauri, Chairman, CFO (16), Director	2005 2004 2003	$250,000 $200,000 $120,000	-0- -0- -0-	-0- -0- -0-	500,000 (10) 500,000 (11) 50,000(5) 50,000(6) 25,000(7) 20,000(8) 30,000(9) -0-
Naeem Ghauri, CEO, Director	2005 2004 2003	$280,000 (12) $207,900 $125,000	-0- -0- -0-	-0- -0- -0-	500,000 (10) 500,000 (11) 50,000(5) 50,000(6) 25,000(7) 20,000(8) 30,000(9) -0-
Salim Ghauri, President, Director	2005 2004 2003	$150,000 $110,000 $100,000	-0- -0- -0-	-0- -0- -0-	500,000 (10) 500,000 (11) 50,000(5) 50,000(6) 25,000(7) 20,000(8) 30,000(9) -0-
Patti L. W. McGlasson, Secretary, General Corporate Counsel	2005 2004	$100,000 $82,000	$10,000 -0-	-0- 5,000(13)	-0- 5,000(14) 5,000(15) 20,000(8) 30,000(9)

(1)
Other than stated, no officers received or will receive any bonus or other annual compensation other than salaries during fiscal 2005, nor any benefits other than those available to all other employees that are required to be disclosed. These amounts are not inclusive of automobile allowances, where applicable.

(2)	No officers received or will receive any long-term incentive plan (LTIP) payouts or other payouts during fiscal 2005, 2004 or 2003.

(3)	All stock awards are shares of Common Stock of the Company.

(4)
All securities underlying options are shares of Common Stock of the Company. The Company has not granted any stock appreciation rights. No options were granted in the named executive officers in fiscal year 2003. Options are reflected in post-reverse split numbers. All options are currently exercisable or may be exercised within sixty (60) days of the date of this annual report.

(5)
Includes options to purchase 50,000 shares of our common stock granted on January 1, 2004 at the exercise price of $2.21 per share. These options must be exercised within five years after the grant date.

(6)
Includes options to purchase 50,000 shares of our common stock granted on January 1, 2004 at the exercise price of $3.75 per share. These options must be exercised within five years after the grant date.

(7)	Includes options to purchase 12,500 shares of our common stock at $5.00 per share. These options must be exercised within five years after the grant date.

(8)	Includes options to purchase 20,000 shares of our common stock at $2.65 per share. These options must be exercised within five years after the grant date.

(9)	Includes options to purchase 30,000 shares of our common stock at $5.00 per share. These options must be exercised within five years after the grant date.

(10)
Includes options to purchase 500,000 shares of our common stock granted on April 1, 2005 at the exercise price of $1.94 per share. Options must be exercised within five years after the grant date. The options vest 25% each quarter beginning on the quarter ended June 30, 2005.

(11)
Includes options to purchase 500,000 shares of our common stock granted on April 1, 2005 at the exercise price of $2.91 per share. The options vest 25% each quarter beginning on the quarter ended June 30, 2005. Options must be exercised within five years after the date of grant.

(12)	Mr. Ghauri’s salary is 160,000 British Pounds Sterling. The total in this table reflects a conversion rate of $1.75 per pound sterling.

(13)	In May 2004, Ms. McGlasson received 5,000 shares of common stock as a performance bonus arising out of her services as counsel for the Company.

(14)	Includes options to purchase 5,000 shares of common stock at the exercise price of the lesser of the $2.30 or the market price of the shares on the date of exercise less $2.00.

(15)	Includes options to purchase 5,000 shares of common stock at the exercise price of $3.00 per share.

(16)	Mr. Ghauri served the Company as its Chief Financial Officer until July 2005 whereby Ms. Tina Gilger was then appointed to the position.

OPTION EXERCISES AND HOLDINGS. The following table sets forth information concerning each exercise of a stock option during the fiscal year ended June 30, 2004 by each of the Named Executives and the number and value of unexercised options granted by the Company held by each of the Named Executives on June 30, 2005.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized (1)($)	Number of Unexercised Options/SARs at fiscal year end (##)Exercisable (2) / Unexercisable	Value of unexercised in the money at fiscal year end ($) Exercisable (2) / Unexercisable
Najeeb Ghauri CFO (3), Director, Chairman	20,000	$0.00	650,000/750,000	$0/0
Salim Ghauri, President, Director	7,500	$0.00	650,000/750,000	$0/0
Naeem Ghauri, CEO, Director	2,770	$0.00	610,000/750,000	$0/0
Patti McGlasson, Secretary, General Corporate Counsel	10,000	$0.00	60,000/0.00	$0/0

(1)	The closing price of the stock at the June 30, 2005, Fiscal Year End was $1.88.

(2)	All options are currently exercisable.

(3)	Mr. Ghauri served the Company as Chief Financial Officer until July 2005 whereby Ms. Tina Gilger was then appointed to the position.

COMPENSATION OF DIRECTORS

The Company may reimburse each director for out-of-pocket expenses incurred in connection with their attendance at meetings or their position as a director. The Company compensates each non-management director for their time and efforts extended to the Company by granting 20,000 options to purchase shares of Rule 144 common stock at a strike price of $1.93; options to purchase 25,000 shares of Rule 144 common stock at a strike price of $2.89 per share which is 50% of the closing price of the Company’s common stock on July 15, 2005. For those non-management board members, a fee of $5,000 per annum paid quarterly of which payment board members participated in a duly noticed meeting.

Management board members shall not have any cash compensation.

The Audit Committee Chairman shall receive $15,000 per year, paid quarterly as earned, and 5,000 shares of restricted common stock issuabe upon completion of 2006-7 term. The Compensation Committee Chair shall receive $12,000 per year, paid quarterly as earned, and 5,000 shares of common stock to be delivered and earned upon completion of the term. The Nominating and Corporate Governance Committee Chair shall be receive $9,000 per year, paid quarterly as earned, and a 5,000 shares of restricted common stock issuable upon completion of the 2006-7 term. Each member of the Audit, Nominating and Corporate Governance and Compensation Committee shall receive $1,250 per meeting whether held in person or telephonically.

Employment Agreements.

Effective January 1, 2004, we entered into an employment agreement with Naeem Ghauri as our Chief Executive Officer. The agreement is for a base term of three years, and continues thereafter on an at will basis until terminated by either NetSol or Mr. Ghauri. The agreement provides for a yearly salary of £110,000 (pounds sterling). The agreement also provides for such additional compensation as the Board of Directors determines is proper in recognition of Mr. Ghauri's contributions and services to us. In addition, the agreement provides Mr. Ghauri with options to purchase up to 100,000 shares of common stock at an exercise price of $2.21, 100,000 shares at an exercise price of $3.75 and 50,000 shares at an exercise price of $5.00. These options vest at the rate of 25% per quarter and are fully vested on December 31, 2004. These options expire on December 31, 2008. Mr. Ghauri also received options to purchase up to 20,000 shares at the exercise price of $2.65 per share and options to purchase 30,000 shares at the exercise price of $5.00 per share. These options vest immediately and are exercisable until March 25, 2009.

Effective January 1, 2004, we entered into an employment agreement with Najeeb Ghauri as Chief Financial Officer. The agreement is for a base term of three years, and continues thereafter on an at will basis until terminated by either NetSol or Mr. Ghauri. The agreement provides for a yearly salary of $200,000. The agreement also provides for such additional compensation as the Board of Directors determines is proper in recognition of Mr. Ghauri's contributions and services to us. In addition, the agreement provides Mr. Ghauri with options to purchase up to 100,000 shares of common stock at an exercise price of $2.21, 100,000 shares at an exercise price of $3.75 and 50,000 shares at an exercise price of $5.00. These options vest at the rate of 25% per quarter and are fully vested on December 31, 2004. These options expire on December 31, 2008. Mr. Ghauri also received options to purchase up to 20,000 shares at the exercise price of $2.65 per share and options to purchase 30,000 shares at the exercise price of $5.00 per share. These options vest immediately and are exercisable until March 25, 2009.

Effective January 1, 2004, we entered into an employment agreement with Salim Ghauri as the President of NetSol and Chief Executive Officer of our Pakistan subsidiary. The agreement is for a base term of three years, and continues thereafter on an at will basis until terminated by either us or Mr. Ghauri. The agreement provides for a yearly salary of $110,000. The agreement also provides for such additional compensation as the Board of Directors determines is proper in recognition of Mr. Ghauri's contributions and services to us. In addition, the agreement provides Mr. Ghauri with options to purchase up to 100,000 shares of common stock at an exercise price of $2.21, 100,000 shares at an exercise price of $3.75 and 50,000 shares at an exercise price of $5.00. These options vest at the rate of 25% per quarter and are fully vested on December 31, 2004. These options expire on December 31, 2008. Mr. Ghauri also received options to purchase up to 20,000 shares at the exercise price of $2.65 per share and options to purchase 30,000 shares at the exercise price of $5.00 per share. These options vest immediately and are exercisable until March 25, 2009.

Effective January 1, 2004, we entered into an employment agreement with Patti L. W. McGlasson as legal counsel. The agreement was amended as of May 1, 2005 to provide for a yearly salary of $100,000. Ms. McGlasson also received options to purchase up to 10,000 shares of common stock at an exercise price equal to the lesser of $2.30 or the market price of the shares on the date of exercise less $2.00. These options vest at the rate of 25% per quarter and are exercisable until December 31, 2008. Effective March 26, 2004, Ms. McGlasson was elected to the position of Secretary. In connection with her role as Secretary, Ms. McGlasson received options to purchase up to 10,000 shares of common stock at $3.00 per share. These options vest at the rate of 25% per quarter and are exercisable until December 31, 2008. Ms. McGlasson also received options to purchase up to 20,000 shares at the exercise price of $2.65 per share and options to purchase 30,000 shares at the exercise price of $5.00 per share. These options vest immediately and are exercisable until March 25, 2009.

All of the above agreements provide for certain paid benefits such as employee benefit plans and medical care plans at such times as we may adopt them. The agreements also provide for reimbursement of reasonable business-related expenses and for two weeks of paid vacation. The agreements also provide for certain covenants concerning non-competition, non-disclosure, indemnity and assignment of intellectual property rights. NetSol currently has three incentive and nonstatutory stock option plans in force for 2001, 2002, 2003 and 2004 and two other plans from 1997 and 1999. No options have been issued under the 1997 and 1999 plans in the past two fiscal years.

THE 2005 STOCK OPTION PLAN

The 2005 Incentive and Nonstatutory Stock Option Plan provides for the grant of stock options to nonemployee directors of the Company without any action on the part of the Board of Directors, upon the terms and conditions set forth in the 2004 Stock Option Plan. The exercise price of such options shall be equal to 100 percent of the fair market value of the Common Stock subject to the option on the date on which such options are granted. Each option shall be subject to the other provisions of the 2005 Incentive and Nonstatutory Stock Option Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, its only class of outstanding voting securities as of February 6, 2006, by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding Common Stock with the address of each such person, (ii) each of the Company's present directors and officers, and (iii) all officers and directors as a group:

Name and Address	Number of Shares(1)(2)	Percentage Beneficially owned(5)
Najeeb Ghauri (3)	1,162,650	7.72%
Naeem Ghauri (3)	1,011,367	6.72%
Salim Ghauri (3)	1,127,416	7.49%
Jim Moody (3)	98,000	*
Eugen Beckert (3)	89,000	*
Shahid Javed Burki (4)	100,000	*
Derek Soper	100,000	*
Patti McGlasson (4)	77,500	*
Tina Gilger	11,731	*
Aqeel Karim Dhedhi (4)	1,000,000	6.64%

* Less than one percent

(1) Except as otherwise indicated, the Company believes that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock relating to options currently exercisable or exercisable within 60 days of February 6, 2006 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them. Includes shares issuable upon exercise of options exercisable within 60 days as follows: Mr. Najeeb Ghauri, 1,300,000; Mr. Naeem Ghauri, 1,310,000; Mr. Salim Ghauri, 1,320,000; Mr. Jim Moody, 120,000; Mr. Eugen Beckert, 190,000; Mr. Shahid Burki, 100,000; Mr. Derek Soper, 50,000; Ms. Tina Gilger, 20,000; and Ms. Patti McGlasson, 52,500.

(3) Shares issued and outstanding as of February 6, 2006 were 15,057,045.

(4)  Address c/o NetSol Technologies, Inc. at 23901 Calabasas Road, Suite 2072, Calabasas, CA 91302.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

During fiscal year 2005, there were no material transactions between NetSol, any director or executive officer of the Company, or any security holder known to hold more than five percent (5%) of our common stock (a “5% Holder”).

(Proposal No. Two)

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS FOR FISCAL 2005

The Audit Committee along with the Board of Directors has appointed Kabani & Company, Inc. (“Kabani”) as independent auditors of the Company with respect to its operations for fiscal year 2005, and has further directed that management submit such appointment for ratification by the holders of the Common Stock at the annual meeting of Stockholders. In taking this action, the members of the Audit Committee along with the Board considered carefully Kabani’s reputation in providing accounting services to other public and private companies in the software and retail industries, its independence with respect to the services to be performed, its general reputation for adherence to professional auditing standards and the performance of Kabani during the audit of the Company's consolidated financial statements for fiscal 2002 through current.

Stockholder ratification of the selection of Kabani as the Company's independent auditors is not required by the Company's Bylaws or otherwise. The Board, however, is submitting the selection of Kabani to the stockholders for ratification as a matter of good corporate practice. Therefore, there will be present at the Annual Meeting a proposal for the ratification of this appointment, which the Board of Directors believes is advisable and in the best interests of the stockholders. If the appointment of Kabani is not ratified, the Board of Directors will consider the matter of the appointment of independent public accountants.

Audit Fees

Kabani & Co. audited the Company’s financial statements for the fiscal years ended June 30, 2005 and June 30, 2004. The aggregate fees billed by Kabani & Co. for the annual audit and review of financial statements included in the Company’s Form 10-KSB or services that are normally provided by Kabani & Company that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the year ended June 30, 2004 was $40,000, and for the year ended June 30, 2005 was $41,500.

Audit Related Fees

 The aggregate fees billed by Kabani & Co. during fiscal 2005 including assurance and related audit services not covered in the preceding paragraph was $46,500. These “Audit Related Fees” were primarily for services in connection with the review of quarterly financial statements and the Company’s filing of a Registration Statement and amendments thereto on Form SB-2. The aggregate fees billed by Kabani & Company during fiscal 2004 including assurance and related audit services not covered in the preceding paragraph was $37,750. These “Audit Related Fees” were primarily for services in connection with the Company’s filing of a Registration Statement on Form SB-2.

Tax Service Fees

Tax fees for fiscal year 2004 were $22,000 and consisted of the preparation of the Company’s federal and state tax returns for the fiscal years 2001, 2002, and 2003. Tax fees for fiscal year 2005 were $14,000 and consisted of preparation of the Company’s federal and state tax returns for the fiscal years 2004.

All Other Fees

There were no other fees billed by Kabani & Co for services rendered to NetSol during the fiscal years ended June 30, 2005 and 2004, other than as described above.

Pre-Approval Procedures

The Audit Committee and the Board of Directors are responsible for the engagement of the independent auditors and for approving, in advance, all auditing services and permitted non-audit services to be provided by the independent auditors. The Audit Committee maintains a policy for the engagement of the independent auditors that is intended to maintain the independent auditor’s independence from NetSol. In adopting the policy, the Audit Committee considered the various services that the independent auditors have historically performed or may be needed to perform in the future. The policy, which is to be reviewed and re-adopted at least annually by the Audit Committee:

(i)
Approves the performance by the independent auditors of certain types of service (principally audit-related and tax), subject to restrictions in some cases, based on the Committee’s determination that this would not be likely to impair the independent auditors’ independence from NetSol;

(ii)	Requires that management obtain the specific prior approval of the Audit Committee for each engagement of the independent auditors to perform other types of permitted services; and

(iii)	Prohibits the performance by the independent auditors of certain types of services due to the likelihood that their independence would be impaired.

Any approval required under the policy must be given by the Audit Committee, by the Chairman of the Committee in office at the time, or by any other Committee member to whom the Committee has delegated that authority. The Audit Committee does not delegate its responsibilities to approve services performed by the independent auditors to any member of management.

The standard applied by the Audit Committee in determining whether to grant approval of an engagement of the independent auditors is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent auditors’ independence under guidelines of the Securities and Exchange Commission and applicable professional standards. Relevant considerations include, but are not limited to, whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of NetSol’s financial statements; whether the independent auditors would be functioning in the role of management or in an advocacy role; whether performance of the service by the independent auditors would enhance NetSol’s ability to manage or control risk or improve audit quality; whether performance of the service by the independent auditors would increase efficiency because of their familiarity with NetSol’s business, personnel, culture, systems, risk profile and other factors; and whether the amount of fees involved, or the proportion of the total fees payable to the independent auditors in the period that is for tax and other non-audit services, would tend to reduce the independent auditors’ ability to exercise independent judgment in performing the audit.

The affirmative vote of holders of a majority of the aggregate voting power of Common Stock issued, outstanding and entitled to vote, present or represented at the Annual Meeting, a quorum being present, is required for the adoption of this proposal. Broker nonvotes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the Annual Meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the Annual Meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KABANI & COMPANY, INC. AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2006.

(Proposal No. Three)

PROPOSED ADOPTION OF THE 2005 EMPLOYEE STOCK OPTION PLAN

At the Annual Meeting there will be submitted to stockholders a proposal to adopt the 2005 Employee Stock Option Plan (the "2005 Plan"). Adoption of the 2005 Plan is subject to the approval of a majority of the shares of the Company's common stock, which are present in person or by proxy and entitled to vote at the Annual Meeting. The following summary of the principal features of the amendments to the Plan is qualified in its entirety by the full text of the Plan, a copy of which may be obtained by contacting the Company directly or from the Internet at WWW.SEC.GOV from the SEC's Edgar database under the Company’s DEF14A submission.

Purpose

The 2005 Plan is intended to increase incentive and to encourage stock ownership on the part of (1) employees of the Company and its affiliates, (2) consultants who provide significant services to the Company and its affiliates ("consultants"), and (3) directors of the Company who are employees of neither the Company nor any affiliate ("nonemployee directors"). The 2005 Plan also is intended to further the growth and profitability of the Company.

General

The 2005 Plan permits the granting of stock options, stock appreciation rights, restricted stock awards, performance units and performance shares (collectively, "Awards") to eligible participants. The total number of shares of the Company's common stock available for Awards to be granted under the 2005 Plan will consist of the 5,000,000 shares. If an Award expires or is canceled without having been fully exercised or vested, the unvested or canceled shares generally will be available again for grants of Awards.

Administration of the 2005 Plan

The 2005 Plan is administered by the Compensation Committee of the Company's Board of Directors (the "Committee") along with the management. Subject to the terms of the 2005 Plan, the Committee has the discretion to determine the key employees and consultants who shall be granted Awards, the terms and conditions of such Awards, and to construe and interpret the 2005 Plan. The Committee also is responsible for making adjustments in Awards, the shares available for Awards, and the numerical limitations for Awards (including as to nonemployee directors) to reflect any transactions such as stock splits or stock dividends. The Committee may delegate its authority to a separate committee appointed by the Committee, but only the Committee can make Awards to participants who are executive officers of the Company. The Board of Directors may amend or terminate the 2005 Plan at any time and for any reason, but as required under Rule 16b-3, certain material amendments to the 2004 Plan must be approved by stockholders.

Eligibility to Receive Awards

Employees and consultants of the Company and its affiliates (i.e., any corporation or other entity controlling, controlled by, or under common control with the Company) are eligible to be selected to receive one or more Awards. The Company and its affiliates currently have approximately 320 employees. The actual number of employees and consultants who will receive Awards under the 2005 Plan cannot be determined because eligibility for participation in the Plan is in the discretion of the Committee. The 2005 Plan also permits nonemployee directors to elect to receive all or part of their annual retainer in shares of the Company's common stock, and provides for the automatic grant of stock options to nonemployee directors. Nonemployee directors are not eligible for any of the other Awards available under the 2005 Plan.

Options

The Committee may grant nonqualified stock options and/or incentive stock options (which are entitled to favorable tax treatment). The number of shares covered by each option will be determined by the Committee. The price of the shares of the Company's common stock subject to each option is set by the Committee. In addition, the exercise price of an incentive stock option must be at least 100% of fair market value on the grant date (110% of fair market value if the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries).

The exercise price of each option must be paid in full at the time of exercise. The Committee also may permit payment through the tender of shares of the Company's common stock already owned by the participant, or by any other means, which the Committee determines to be consistent with the Plan's purpose. Any taxes required to be withheld must be paid by the participant at the time of exercise. If the exercise price of an option is paid in shares, the Committee may provide that the participant will receive a new option covering a number of shares equal to the number of shares tendered to exercise the previously granted option (including shares used for tax withholding). The terms and conditions of the new option generally will be similar to the terms and conditions applicable to the exercised option, except that the new option will have an exercise price determined on the date of its grant.

Options become exercisable and terminate at the times and on the terms established by the Committee, but options generally may not expire later than 10 years after the date of grant.

Restricted Stock Awards

Restricted stock awards are shares of the Company's common stock, which vest in accordance with terms established by the Committee in its discretion. For example, the Committee may provide that restricted stock will vest only if one or more performance goals are satisfied and/or only if the participant remains employed with the Company for a specified period of time. Any performance measures may be applied on a Company-wide or an individual business unit basis, as deemed appropriate in light of the participant's specific responsibilities.

Nonemployee Director Options and Stock

All options granted to nonemployee directors normally will expire ten years after the date of grant. If a director terminates service on the Board prior to an option's normal expiration date, an option may terminate sooner than its normal expiration date, depending upon the reason for the termination. An option will terminate thirty days after termination of service for any reason other than death, disability or retirement (but not later than the original maximum term of the option).

Nontransferability of Options

Awards granted under the 2005 Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution.

Grant of Awards under 2005 Plan

At this time, NetSol does not have any current plans, proposals or arrangements to grant any awards or options written or otherwise under the 2005 Employee Stock Option Plan.

Required Vote

The adoption of the 2005 Plan requires the affirmative vote of a majority of the shares represented and voting, in person or by proxy, at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE 2005 EMPLOYEE STOCK OPTION PLAN.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR FISCAL 2006

The Rules of the Securities and Exchange Commission permit stockholders of the Company, after notice to the Company, to present proposals for stockholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange Commission. The Company's 2007 annual meeting of stockholders is expected to be held on or about March 17, 2007 and proxy materials in connection with that meeting are expected to be mailed on or about February 20, 2007. The Company must receive stockholder proposals prepared in accordance with the proxy rules between December 12, 2006 and January 2, 2007.

FILINGS UNDER SECTION 16(A)

Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons holding ten percent or more of a registered class of the Company's equity securities, to file reports regarding their ownership and regarding their acquisitions and dispositions of the Company's equity securities with the Securities and Exchange Commission. Officers, directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of any Section 16(a) forms they file.

Based solely on copies of such forms furnished as provided above, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended June 30, 2005, all Section 16(a) filing requirements applicable to its executive officers, directors and beneficial owners of more than 10% of its Common Stock were complied with, except as follows: Mr. Burki filed his Form 5 on August 19, 2005 and Mr. Beckert filed his Form 5 on September 1, 2005.

Voting Procedures

Tabulation of the Votes: The votes cast by proxy will be tabulated by American Stock Transfer & Trust Company.

Effect of an Abstention and Broker Non-Votes: A shareholder who abstains from voting on any of or all of the proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees or other proposals. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their client’s proxies in their own discretion.

Auditors

Representatives of Kabani & Company, Inc., independent accountants for the Company for fiscal 2005 and the current fiscal year will be present at the annual meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

ANNUAL REPORT ON FORM 10-KSB

A copy of NetSol’s Annual Report on Form 10-KSB for the year ended June 30, 2005 which has been filed with the SEC pursuant to the Exchange Act will be furnished to shareholders together with this Proxy Statement. Copies of the Annual Report are available without charge to each shareholder, upon written request to the Investor Relations department at our principal offices at 23901 Calabasas Road, Suite 2072, Calabasas, CA 91302 or from the Internet on SEC’s Edgar database at www.sec.gov.

Other Matters

The Board of Directors of the Company does not intend to present any business at the Annual Meeting other than the matters specifically set forth in this Proxy Statement and knows of no other business to come before the Annual Meeting. However, on all matters properly brought before the Annual Meeting by the Board or by others, the persons named as proxies in the accompanying proxy will vote in accordance with their best judgment.

It is important that your shares are represented and voted at the Annual Meeting, whether or not you plan to attend. Accordingly, we respectfully request that you sign, date and mail your Proxy in the enclosed envelope as promptly as possible.

Dated: March 1, 2006
Calabasas, California
BY ORDER OF THE BOARD OF DIRECTORS

Najeeb Ghauri
Chairman

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Naeem Ghauri, with full power of substitution, as his or her Proxy to represent and vote, as designated below, all of the shares of the Common Stock of NetSol Technologies, Inc., registered in the name of the undersigned on February 24, 2006 with the powers the undersigned would possess if personally present at the 2005 Annual Meeting of Stockholders to be held at the 21 Club located at 21 West 52nd St., New York, NY 10019 at 11:30 A.M. local time, on April 21, 2006 and at any adjournment thereof, hereby revokes any proxy or proxies previously given.

1.  ELECTION OF DIRECTORS:

FOR all nominees listed below / / WITHHOLD AUTHORITY / / (except as marked to the contrary to vote for all below)

(To WITHHOLD authority to vote for any individual nominee strike a line through the nominee's name below)

Najeeb Ghauri                        Naeem Ghauri                       Salim Ghauri                 Jim Moody
Shahid Burki                           Eugen Beckert        Derek Soper

    / / For     / / Against     / / Abstain

2.  Proposal to ratify the appointment of Kabani & Company, Inc. as the Company's independent auditors for fiscal 2006.

    / / For     / / Against     / / Abstain

3.  Proposal to ratify the 2005 Employee Stock Option Plan.

    / / For     / / Against     / / Abstain

Discretionary authority is hereby granted with respect to such other matters as may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR AND, "FOR" PROPOSAL #2, #3 , AND IN THE PROXY'S DISCRETION ON ANY OTHER MATTERS TO COME BEFORE THE MEETING.

                        Dated:__________________________ , 2006

                        ______________________________________
                        (Signature)

                        ______________________________________
                        (Second signature)

                        PLEASE DATE AND SIGN ABOVE exactly as your
                        name appears on your Stock Certificate,
                        indicating where appropriate, official
                        position or representative capacity.

List of Exhibits

1.1	NetSol Technologies, Inc. 2005 Employee Stock Option Plan